EXHIBIT 32.1
CERTIFICATION of CHIEF EXECUTIVE OFFICER
PURSUANT to SECTION 1350 of CHAPTER 63 of TITLE 18 of the UNITED STATES CODE,
as ADOPTED PURSUANT to
SECTION 906 of THE SARBANES-OXLEY ACT OF 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Frisch’s Restaurants, Inc. (the “Registrant”) on Form 10-Q for the quarter ended March 5, 2013 (the “Report”), the undersigned officer of the Registrant certifies, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

April 12, 2013	By:	/s/ Craig F. Maier
Date		Craig F. Maier, President and
Chief Executive Officer
This certification is being furnished as required by Rule 13a – 14(b) under the Securities Exchange Act of 1934 (“Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as other otherwise stated in such filing.